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                                                                     EXHIBIT 5.1

                             PILLSBURY WINTHROP LLP
                                50 Fremont Street
                             San Francisco, CA 94105

                                  May 21, 2002




Advanced Fibre Communications, Inc.
1465 North McDowell Boulevard
Petaluma, CA  94954

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

      We are acting as counsel for Advanced Fibre Communications, Inc., a Delaware corporation (the "Company") in connection with the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"), relating to an aggregate of 3,694,597 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") issuable pursuant to the Advanced Fibre Communications, Inc. 1996 Stock Incentive Plan and the AccessLan Communications, Inc. 1997 Stock Plan (collectively, the "Plans"). We have reviewed and are familiar with such corporate proceedings and other matters we have deemed necessary for this opinion.

      Based on the foregoing, we are of the opinion that such shares of the Common Stock of the Company, when duly issued and sold in accordance with the Plans, and when payment therefor has been received by the Company as provided for in the Plans, will be legally issued, fully paid and nonassessable.

      This opinion is limited to matters governed by the General Corporation Law of the State of Delaware.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                      Very truly yours,


                                                      /s/ Pillsbury Winthrop LLP